Exhibit 5.1

June 22, 2023

Tigo Energy, Inc.
655 Campbell Technology Parkway, Suite 150
Campbell, California

Ladies and Gentlemen:

We have acted as New York counsel to Tigo Energy, Inc., organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (I) the issuance by us of (a) up to 5,768,750 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, which consists of (i) up to 18,750 shares of Common Stock that are issuable upon the exercise of 18,750 Private Placement Warrants (as defined in the Registration Statement) and (ii) up to 5,750,000 shares of Common Stock that are issuable upon the exercise of 5,750,000 Public Warrants (as defined in the Registration Statement) (collectively, the “Warrant Shares”) and (b) up to 41,999 shares of Common Stock underlying stock options of Tigo Energy MergeCo, Inc. (formerly known as Tigo Energy Inc.) (“Legacy Tigo”) issued under the Legacy Tigo 2018 Stock Plan (the “2018 Plan”) that were assumed by the Company (the “Option Shares”); and (II) the offer and sale from time to time by the selling stockholders named in the Registration Statement of an aggregate of (x) up to 49,734,570 shares of Common Stock, which includes (i) up to 42,833,755 shares of Common Stock issued in connection with closing of the Business Combination (as defined in the Registration Statement) (the “Issued Shares”), (ii) up to 18,750 Warrant Shares, (iii) up to 37,500 shares of Common Stock issued at the Closing upon the separation of the private units (the “Private Shares”), (iv) up to 41,999 Option Shares, (v) up to 118,021 shares of Common Stock issued to Roth Capital Partners, LLC (“Roth Capital”) pursuant to the BCMA Termination Agreement (as defined below) (the “Advisor Shares”), (iv) up to 1,230,000 shares of Common Stock that were originally issued to the Sponsors (as defined in the Registration Statement) in the form of founder shares (the “Founder Shares”) and (vii) up to 5,454,545 shares of Common Stock issuable in connection with the exercise of the convertible promissory note (the “Convertible Note”) held by L1 Energy Capital Management S.à.r.l., the energy investment division of LetterOne (“L1 Energy”) (the “Convertible Note Shares”), and (y) up to 18,750 Private Placement Warrants (the “Resale Warrants”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	a copy of the Second Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on May 23, 2023;

(c)	a copy of the Amended and Restated Bylaws of the Company as in effect on May 23, 2023;

(d)	the Warrant Agreement, dated as of August 5, 2021, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”);

(e)	the Convertible Note;

(f)	the Convertible Promissory Note Purchase Agreement, dated as of January 9, 2023, by and between L1 Energy and Legacy Tigo (the “Convertible Note Purchase Agreement”);

(g)	the Termination Letter Agreement, dated as of December 5, 2022, by and among the Company, Legacy Tigo and the advisors set forth therein, as amended the (“BCMA Termination Agreement”);

(h)	the 2018 Plan;

(i)	the Agreement and Plan of Merger, dated as of December 5, 2022 by and among the Company (formerly known as Roth CH Acquisition IV Co.), Legacy Tigo, and Roth IV Merger Sub Inc., as amended by Amendment No. 1 thereto, dated April 6, 2023; and

(j)	a copy of Resolutions of the Board of Directors of the Company adopted on May 23, 2023.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	The Warrant Shares, when issued and paid for upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable.

2.	Each of the Issued Shares, the Private Shares and the Advisor Shares are validly issued, fully paid and non-assessable.

3.	The Option Shares, when issued in accordance with the 2018 Plan, will be validly issued, fully paid and non-assessable.

4.	The Convertible Note Shares, when issued upon conversion of the Convertible Note in accordance with the Convertible Note Purchase Agreement, will be validly issued, fully paid and non-assessable.

5.	The Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

The opinions expressed above are limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of Common Stock and Warrants pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock and Warrants appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

CJD; LKM; BM; SA; JL

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